UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 28, 2014

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

In connection with the previously announced entry into an asset purchase agreement and amendment thereto, James River Coal Company (the “Company”) and certain of its subsidiaries (together with the Company, the “Sellers”) are filing herewith as Exhibit 2.1, the Second Amendment to Asset Purchase Agreement, dated August 28, 2014, to that certain Asset Purchase Agreement, dated August 15, 2014 (as amended, the “Amended Agreement”), by and among the Debtors and JR Acquisition, LLC, a wholly owned subsidiary of Blackhawk Mining LLC (“Blackhawk”). For a description of the Amended Agreement, please see the Company’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission on August 21 and 27, 2014.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 29, 2014, the Sellers completed the sale of their Hazard (excluding Laurel Mountain), West Virginia and Indiana assets (the “Assets”) to Blackhawk pursuant to the Amended Agreement. The consideration for the Assets was $52.0 million, consisting of (i) $20.0 million in cash paid to the Sellers, (ii) a third lien secured promissory note in the amount of $27.0 million delivered to the Sellers, and (iii) a second lien secured promissory note in the amount of $5.0 million delivered to one of the Sellers’ lessors, in lieu of a cash payment of cure costs under certain leases to be assumed by the Sellers and assigned to Blackhawk in connection with the sale.

For more information about the above transaction, see the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 21 and 27, 2014.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Restructuring Officer

On July 31, 2014, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Byron Advisors, LLC (“Byron Advisors”) to retain, subject to the approval of the United States Bankruptcy Court for the Eastern District of Virginia (Richmond Division) (the “Court”), Mr. William B. Murphy, 59, as its Chief Restructuring Officer (“CRO”). On August 28, 2014, the Court entered an order in the Company’s chapter 11 case approving the Company’s retention of Mr. Murphy as CRO, thereby confirming the Company’s appointment of Mr. Murphy to such position.

From June 2012 to the present, Mr. Murphy has been employed by Byron Advisors, which places him in various consulting roles. Through Byron Advisors, Mr. Murphy recently served as the Interim Chief Financial Officer at Fedcap Rehabilitation Services, Inc., a provider of workforce solutions, homecare, out-patient mental health and health screening services, and as the Chief Restructuring Officer at Southern Air Inc., a provider of air cargo services with $275 million in annual revenue, which successfully exited Chapter 11 bankruptcy proceedings.

From August 2011 to May 2012, Mr. Murphy was Vice President, Operational Controls & Process Efficiencies at Volt Information Sciences Inc., a staffing services company.

From June 1996 to July 2011, Mr. Murphy was a Senior Director with Zolfo Cooper LLC, a leading independent provider of restructuring, financial, and corporate advisory solutions. Mr. Murphy served as the interim chief financial officer for a $2.3 billion grocery retailer, provided restructuring consulting services to a $4 billion auto parts manufacturer, and an $18 billion integrated oil company, among others.

From July 1981 through May 1996, Mr. Murphy was employed by Ernst & Young serving in the Audit Services Group and Financial Advisory Services Group where he served as a partner from 1992 through 1996.

Mr. Murphy holds Certified Public Accountant and Certified Insolvency and Reorganization Advisor accreditations and received his Bachelor of Science – Accounting from Lehigh University.

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Pursuant to the Consulting Agreement, Mr. Murphy will serve as CRO until the earlier of the tenth business day following the confirmation of a chapter 11 plan or, the first business day following written notice of termination of the Consulting Agreement. Pursuant to the Consulting Agreement, the Company will pay to Byron Advisors a monthly fee of $60,000.00 for Mr. Murphy’s services through January 31, 2015. Thereafter, the monthly fee will be reduced to $30,000 for each month in which Mr. Murphy provides his services to the Company. The Company has also agreed to reimburse Mr. Murphy for all reasonable and necessary out-of-pocket expenses incurred by Mr. Murphy in performance of the services. In addition, Mr. Murphy shall earn transaction fees equal to (a) $150,0000 upon the repayment in full in cash of the Company’s postpetition financing facility (which fee shall be reduced by $50,000 per month for each month after November 30, 2014), and (b) 5% of average recoveries of general unsecured creditors (prior to dilution for this fee), subject to a minimum of $250,000 (provided that general unsecured creditors receive at least $250,000, in the aggregate) and a maximum of $750,000, payable upon the effectiveness of a chapter 11 plan.

Corporate Governance

On August 28, 2014, the Company’s Board elected Mr. Murphy to the Board of Directors, to serve in such capacity until his successor shall have been duly elected or until he shall sooner resign, die or is otherwise disqualified from serving in such capacity. For his service on the Board, Mr. Murphy will receive no additional compensation other than as set forth above for his service as CRO.

Effective with the closing of the sale of the Sellers’ Assets to Blackhawk on August 29, 2014, Mr. Peter T. Socha resigned as Chairman of the Board and Chief Executive Officer. Mr. Socha’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective with the closing of the sale of the Sellers’ Assets to Blackhawk on August 29, 2014, Messrs. Alan F. Crown, Ronald J. FlorJancic, Leonard J. Kujawa and Joseph H. Vipperman each resigned from the Board. Each director’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

ITEM 7.01	REGULATION FD DISCLOSURE

On August 28, 2014, the Court entered a Sale Order in the Company’s chapter 11 case approving the sale of the Sellers’ Assets pursuant to the terms of the Amended Agreement. A copy of the Sale Order is furnished herewith as Exhibit 2.2.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Second Amendment to Asset Purchase Agreement, dated August 29, 2014, by and among James River Coal Company, certain of its subsidiaries, and JR Acquisition, LLC
2.2	Court Order Approving the Sale of a Substantial Portion of the Debtors’ Assets, entered August 28, 2014
10.1	Consulting Services Agreement, dated July 31, 2014, by and between James River Coal Company and its subsidiaries and Byron Advisors, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant)

By:	/s/ William B. Murphy
William B. Murphy Chief Restructuring Officer

Date:  September 2, 2014

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